Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with Section 1350 of Chapter 63 of Title 18 of the United States Code and shall not be deemed filed for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of Raptor Pharmaceutical Corp. (the “Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Christopher M. Starr, Ph.D., the Chief Executive Officer and Director of the Company and Kim R. Tsuchimoto, the Chief Financial Officer, Secretary and Treasurer of the Company each certify that:

1.	this Quarterly Report on Form 10-Q (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raptor Pharmaceutical Corp.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 14th day of January, 2010.

By: /s/ Christopher M. Starr

Christopher M. Starr, Ph.D.

Chief Executive Officer and Director

By: /s/ Kim R. Tsuchimoto

Kim R. Tsuchimoto

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer and Principal Accounting Officer)